EXHIBIT 10.10(ii)

January 17, 2024

Marian Acker

Dear Marian:

In connection with your anticipated retirement effective April 30, 2024, we entered into a Transition and Retirement Agreement dated September 7, 2023 (the “Transition Agreement”), which provided for the orderly and effective transition of your current job responsibilities. We have continued to coordinate under the Transition Agreement, and, given the circumstances, mutually desire to amend the Transition Agreement to extend the Retirement Date as follows:

1.New Retirement Date. The new Retirement Date for purposes of the Transition Agreement is April 30, 2025.

2.Pre-Retirement Transition. You will continue to participate in the MICP for 2024 and for the pro-rata portion of 2025 through the new Retirement Date, subject to the terms of MICP.
3.Post-Retirement Consulting. The post-retirement consulting period will be from May 1, 2025, to October 31, 2025. You will be compensated in an amount equal to your annual base salary as of April 1, 2025 plus ten thousand dollars. The Form of Consulting Agreement attached as Exhibit A to the Transition Agreement (the “Consulting Agreement”) shall not be valid if signed before May 1, 2025. The Consulting Agreement will be amended to conform to this Transition Agreement amendment in all respects.
4.Miscellaneous. Except as amended by this letter, the terms and conditions of the Transition Agreement and the Consulting Agreement are ratified and confirmed.

5.Acknowledgement. You acknowledge that, before signing this amendment, you have read it; you fully understand its terms, content and effect; you have had the opportunity to seek the advice of an attorney of your own choosing, and you have relied fully and completely on your own judgment in executing this amendment.
* * * * * * * * * * *

Please sign below to confirm your acceptance of the terms in this amendment and return to the Senior Vice President, Human Resources, Barnes.

BARNES GROUP INC.

By: /s/ Dawn N. Edwards
Dawn N. Edwards
Senior Vice President, Human Resources
Agreed to and accepted as of the
date first written above:

/s/ Marian Acker_______
MARIAN ACKER